SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):

                                NOVEMBER 21, 2003

                          GOLFGEAR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


             Nevada                     0-28007                43-1627555
-------------------------------   ---------------------    -------------------
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
         Incorporation)                                   Identification Number)

            5285 Industrial Drive, Huntington Beach, California 92649
                    (Address of principal executive offices)

                                 (714) 899-4274
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM  4.  CHANGES  IN  REGISTRANTS  CERTIFYING  ACCOUNTANT.

On October 21, 2003 the Company received notice from its current auditors, Good, Swartz, Brown and Berns, LLP ("GSBB"), that they will no longer provide audit services to SEC reporting companies, and are therefore resigning as the Company's independent auditors.

Effective November 8, 2003 the Board of Directors approved the engagement of Corbin & Company, LLP ("C&C") as its independent auditors for the fiscal year ending December 31, 2003. The Company did not consult with C&C prior to their retention.

During the past two years, GSBB's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. GSBB's report was modified to include an explanatory paragraph where they expressed substantial doubt about the Registrant's ability to continue as a going concern.

There were no disagreements with GSBB during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in
Item  304(a)(1)(iv)(B)  of  Registration  S-B,  during  that  period  of  time.

Registrant has provided GSBB with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-B, Item 304(a). GSBB has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith GSBB's letter as Exhibit 16.1 to this Form 8-K.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          GOLFGEAR INTERNATIONAL, INC.
                                  (Registrant)


Date: November 21, 2003                      By:  /s/Daniel Wright
                                                --------------------------------
                                           Name:  Daniel Wright
                                           Its:   Chief Financial Officer



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